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EXHIBIT 1   JOINT FILING AGREEMENT


                             JOINT FILING AGREEMENT


In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agree to the joint filing of a statement on Schedule 13D, including amendments thereto, with respect to the common shares, $.001 par value, of NetSol International, Inc., a Nevada corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such filings, provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which collectively shall constitute one and the same instrument.


Dated: April 25, 2001

BLUE WATER MASTER FUND, L.P.

By:  Blue Water Partners, L.L.C.
         Its General Partner

         By:  JDI Management Corp.
                  Its Principal

                  By:  Jonathan D. Iseson
                           Its Principal


/s/ JONATHAN D. ISESON
------------------------

BLUE WATER PARTNERS II, L.P.

By:  Blue Water Partners, L.L.C.
         Its General Partner

         By:  JDI Management Corp.
         Its Principal

                  By:  Jonathan D. Iseson
                           Its Principal

/s/ JONATHAN D. ISESON
------------------------

PSM INTERNATIONAL LTD.

/s/ GRAEME GLEW
------------------------
Name: Graeme Glew
Its: Managing Director


/s/ ROBERT J. HARMAN
------------------------
Robert J. Harman


/s/ SUSAN P. HARMAN
------------------------
Susan P. Harman


/s/ DR. HENRY VOGEL
------------------------
Dr. Henry Vogel